Exhibit 99.1
Stock Symbols: OTCBB: CNCT.OB, CNCTU.OB, CNCTW.OB
June 4, 2008

180 Connect Inc. Announces Record Date and Meeting Date for
Special Stockholder Meeting

     Toronto, Ontario, Englewood, CO.— June 4, 2008 — 180 Connect Inc. (“180 Connect” or the “Company”) (OTCBB: CNCT.OB, CNCTU.OB, CNCTW.OB), announced today that its Board of Directors has approved July 8, 2008 as the date for a special meeting of stockholders to vote on the proposed acquisition of 180 Connect by DIRECTV Enterprises, LLC and has approved June 4, 2008 as the record date for the meeting. On May 16, 2008, 180 Connect filed a preliminary proxy statement in connection with the proposed transaction with the Securities and Exchange Commission and on June 4, 2008, filed the definitive proxy statement. The Company anticipates that the definitive proxy statement will be mailed together with a proxy card to 180 Connect stockholders of record as of the record date on or about June 6, 2008.
Important Additional Information will be Filed with the SEC
In connection with the proposed merger, 180 Connect has filed a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE FINAL PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by 180 Connect at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from 180 Connect by directing such request to 180 Connect Inc., 6501 E. Belleview Avenue Englewood, Colorado 80111, Attention: Chief Financial Officer.
Participants in the Solicitation
180 Connect and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of 180 Connect’s participants in the solicitation, which may be different than those of 180 Connect stockholders generally, is set forth in 180 Connect’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current 180 Connect management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. The following factors, among others, including those contained in 180 Connect’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section and its Current Reports on Form 8-K, could also cause actual results to differ materially from those described in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against 180 Connect and others following announcement of the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; and, the amount of the costs, fees, expenses and charges related to the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond 180 Connect’s ability to control or predict. 180 Connect undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
About 180 Connect Inc.
180 Connect Inc. is one of North America’s largest providers of installation, integration and fulfillment services to the home entertainment, communications and home integration service industries.  With more than 4,000 skilled technicians and 750 support personnel based in over 85 operating locations, 180 Connect is well positioned as the only pure play national residential service provider in the market. 180 Connect shares are traded under the name of 180 Connect Inc. on the OTCBB under the symbols CNCT.OB, CNCTU.OB and CNCTW.OB. For more information about 180 Connect Inc, please visit www.180connect.net.
About DIRECTV, Inc.
DIRECTV, Inc. (NASDAQ:DTV), the nation’s leading satellite television service provider, presents the finest television experience available to more than 16.8 million customers in the United States and is leading the HD revolution with 95 national HD channels – more quality HD channels than any other television provider. Each day, DIRECTV subscribers enjoy access to over 265 channels of 100% digital picture and sound, exclusive programming, industry-leading customer satisfaction (which has surpassed cable for seven years running) and superior technologies that include advanced DVR and HD-DVR services and the most state-of-the-art interactive sports packages available anywhere. For the most up-to-date information on DIRECTV, please visit www.directv.com.
For information please contact the following or visit 180 Connect’s website at www.180connect.net.
Claudia A. Di Maio
180 Connect Inc.
TEL: 866.995.8888
DIRECT LINE: 416. 930.7710
EMAIL: cdimaio@180connect.net
Devlin Lander
Integrated Corporate Relations
TEL.:415.292.6855